EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-248767 of Form S-1, No. 333-256409 on Form S-8, and No. 333-279175 on Form S-3 of our report dated March 3, 2026, relating to the consolidated financial statements and financial statement schedule of Crexendo, Inc. and subsidiaries incorporated by reference in this Current Report on Form 8-K/A of Crexendo Inc. and subsidiaries.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania May 4, 2026